Exhibit 99.1

August 7, 2013

Tetra Tech Reports Third Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 30, 2013.

Third Quarter Results

The results in the third quarter, on an aggregate basis, were in-line with the expected results that were announced in the Company’s June 18, 2013 press release.

Revenue in the quarter was $614.8 million compared to $684.7 million in the third quarter last year.  Revenue, net of subcontractor costs(1), was $475.1 million compared to $516.9 million in the third quarter last year.  Including a non-cash goodwill impairment charge, the loss from operations was $99.9 million compared to operating income of $46.3 million in the third quarter last year.  The goodwill impairment charge was $56.6 million pre-tax ($48.1 million net of tax), or $0.74 per share.  Diluted loss per share was $1.21, or $0.47 per share excluding the goodwill impairment charge, compared to diluted earnings per share (EPS) of $0.45 in the third quarter last year.  Backlog was $1.90 billion compared to $2.06 billion at the end of the third quarter last year.  Cash generated from operations was $53.3 million compared to $56.8 million in the third quarter last year.

Tetra Tech took charges on four programs referenced in the June 18, 2013 press release that reduced revenue and revenue, net of subcontractor costs, by $29.6 million.  On a pro-forma basis excluding these charges, revenue in the quarter was $644.5 million compared to $684.7 million in the third quarter last year.  Revenue, net of subcontractor costs, was $504.8 million compared to $516.9 million in the third quarter last year.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “This quarter, we continued to see strength in most of our international and U.S. commercial businesses driven by our customers’ demand for our water and environmental services.  Outside of Eastern Canada and mining, our international and U.S. commercial businesses grew 16%, including over 25% organic growth for oil & gas customers.  During the quarter, we restructured our Eastern Canada and mining activities with the goal to return these operations to their historical profitability.  We also recorded charges, including pending claims and change orders, principally related to four programs.  Collectively, these actions position us for a solid finish to fiscal 2013 and strong entry into next year.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Nine-Month Results

Revenue for the nine-month period was $1.92 billion compared to $1.99 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.49 billion compared to $1.49 billion in the year-ago period.  Including the non-cash goodwill impairment charge, the loss from operations was $20.4 million compared to operating income of $117.9 million in the year-ago period.  Diluted loss per share was $0.42 for the nine-month period.  Excluding the goodwill impairment charge, diluted EPS were $0.32 compared to diluted EPS of $1.16 in the year-ago period.  Cash generated from operations was $115.3 million compared to $128.2 million in the year-ago period.

On a pro-forma basis excluding the revenue impact from charges on the four programs mentioned above, revenue for the nine-month period was $1.95 billion compared to $1.99 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.52 billion compared to $1.49 billion in the year-ago period.

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue	$614,835	$684,698	$1,915,379	$1,991,670
Subcontractor costs	(139,693)	(167,832)	(422,092)	(505,855)
Revenue, net of subcontractor costs	475,142	516,866	1,493,287	1,485,815
Operating income (loss)	(99,884)	46,261	(20,409)	117,896
Interest expense, net	(2,010)	(1,419)	(5,330)	(4,182)
Income tax benefit (expense)	23,779	(15,674)	(1,108)	(39,522)
Net income (loss) including noncontrolling interests	(78,115)	29,168	(26,847)	74,192
Net income attributable to noncontrolling interests	(270)	(114)	(495)	(244)
Net income (loss) attributable to Tetra Tech	$(78,385)	$29,054	$(27,342)	$73,948

Earnings (loss) per share attributable to Tetra Tech:
Basic	$(1.21)	$0.46	$(0.42)	$1.17
Diluted	$(1.21)	$0.45	$(0.42)	$1.16

Weighted-average common shares outstanding:
Basic	64,832	63,387	64,554	63,054
Diluted	64,832	64,179	64,554	63,752

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Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2013 to be in the range of $0.30 to $0.40.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $500 million to $540 million.  For fiscal 2013, Tetra Tech now expects diluted EPS to be $0.62 to $0.72, excluding the non-cash goodwill impairment charge taken in the third quarter.  Revenue, net of subcontractor costs, for fiscal 2013 is expected to range from $1.99 billion to $2.03 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at www.tetratech.com on August 8, 2013 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Because the Company’s method for calculating the non-GAAP and pro forma measures may differ from other companies’ methods, the non-GAAP and pro forma measures presented may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

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Reconciliation of GAAP Revenue to Pro Forma Revenue and Revenue, Net of Subcontractor Costs

	Three Months Ended		Nine Months Ended
In thousands	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
GAAP revenue	$614,835	$684,698	$1,915,379	$1,991,670
Revenue adjustment due to charges on four programs	29,631	—	29,631	—
Pro forma revenue	$644,466	$684,698	$1,945,010	$1,991,670
Subcontractor costs	(139,693)	(167,832)	(422,092)	(505,855)
Pro forma revenue, net of subcontractor costs	$504,773	$516,866	$1,522,918	$1,485,815

CONTACTS:
Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; the effect of sequestration under the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; the cyclicality in demand for mining services; credit risks associated with certain U.S. commercial clients; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; risks associated with international operations, including violations of anti-bribery laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 30, 2013	September 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$146,335	$104,848
Accounts receivable - net	632,220	700,480
Prepaid expenses and other current assets	46,433	48,168
Income taxes receivable	25,635	5,817
Total current assets	850,623	859,313

Property and equipment - net	87,376	74,309
Investments in and advances to unconsolidated joint ventures	2,733	3,279
Goodwill	710,321	635,958
Intangible assets - net	94,754	74,231
Other long-term assets	25,705	23,940
Total Assets	$1,771,512	$1,671,030

Liabilities and Equity
Current Liabilities:
Accounts payable	$133,092	$154,003
Accrued compensation	118,737	128,086
Billings in excess of costs on uncompleted contracts	85,352	90,909
Deferred income taxes	9,642	20,809
Current portion of long-term debt	4,043	2,031
Estimated contingent earn-out liabilities	24,178	35,407
Other current liabilities	87,177	72,549
Total current liabilities	462,221	503,794

Deferred income taxes	26,738	24,268
Long-term debt	208,396	81,047
Long-term estimated contingent earn-out liabilities	68,140	16,132
Other long-term liabilities	29,061	25,922

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of June 30, 2013 and September 30, 2012	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,799 and 63,837 shares as of June 30, 2013 and September 30, 2012, respectively	648	638
Additional paid-in capital	457,480	433,009
Accumulated other comprehensive (loss) income	(9,021)	31,017
Retained earnings	526,964	554,306
Tetra Tech stockholders’ equity	976,071	1,018,970
Noncontrolling interests	885	897
Total equity	976,956	1,019,867
Total Liabilities and equity	$1,771,512	$1,671,030

Tetra Tech, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012

Revenue	$614,835	$684,698	$1,915,379	$1,991,670
Subcontractor costs	(139,693)	(167,832)	(422,092)	(505,855)
Other costs of revenue	(469,398)	(419,140)	(1,314,219)	(1,215,391)
Selling, general and administrative expenses	(56,744)	(53,210)	(151,539)	(154,487)
Contingent consideration - fair value adjustments	7,716	1,745	8,662	1,959
Impairment of goodwill	(56,600)	—	(56,600)	—
Operating (loss) income	(99,884)	46,261	(20,409)	117,896
Interest expense - net	(2,010)	(1,419)	(5,330)	(4,182)
(Loss) income before income tax expense	(101,894)	44,842	(25,739)	113,714
Income tax benefit (expense)	23,779	(15,674)	(1,108)	(39,522)
Net (loss) income including noncontrolling interests	(78,115)	29,168	(26,847)	74,192
Net income attributable to noncontrolling interests	(270)	(114)	(495)	(244)
Net (loss) income attributable to Tetra Tech	$(78,385)	$29,054	$(27,342)	$73,948

Net (loss) income attributable to Tetra Tech per share:
Basic	$(1.21)	$0.46	$(0.42)	$1.17
Diluted	$(1.21)	$0.45	$(0.42)	$1.16

Weighted-average common shares outstanding:
Basic	64,832	63,387	64,554	63,054
Diluted	64,832	64,179	64,554	63,752

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 30,	July 1,
	2013	2012

Cash flows from operating activities:
Net (loss) income including noncontrolling interests	$(26,847)	$74,192

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	47,148	42,203
Loss on settlement of foreign currency forward contract	270	286
Equity in income of unconsolidated joint ventures	(2,495)	(2,369)
Distributions of earnings from unconsolidated joint ventures	2,868	2,812
Stock-based compensation	7,628	8,193
Excess tax benefits from stock-based compensation	(875)	(283)
Deferred income taxes	(27,005)	(3,896)
Provision for doubtful accounts	12,125	2,115
Fair value adjustments to contingent consideration	(8,662)	(1,959)
Gain on disposal of property and equipment	(142)	(157)
Lease termination costs and related asset impairment	6,463	—
Impairment of goodwill	56,600	—

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	117,687	(34,037)
Prepaid expenses and other assets	7,435	27,561
Accounts payable	(43,911)	(2,584)
Accrued compensation	(12,458)	9,974
Billings in excess of costs on uncompleted contracts	(10,986)	6,032
Other liabilities	5,569	3,333
Income taxes receivable/payable	(15,144)	(3,215)
Net cash provided by operating activities	115,268	128,201

Cash flows from investing activities:
Capital expenditures	(20,533)	(14,906)
Payments for business acquisitions, net of cash acquired	(168,660)	(52,226)
Payment in settlement of foreign currency forward contract	(4,177)	(4,192)
Receipt in settlement of foreign currency forward contract	3,907	3,906
Investments in unconsolidated joint ventures	—	(586)
Changes in restricted cash	470	—
Proceeds from sale of property and equipment	1,763	701
Net cash used in investing activities	(187,230)	(67,303)

Cash flows from financing activities:
Payments on long-term debt	(167,185)	(60,222)
Proceeds from borrowings	296,389	52,849
Payments of debt issuance costs	(1,938)	—
Payments of earn-out liabilities	(24,015)	(18,055)
Excess tax benefits from stock-based compensation	875	283
Repurchases of common stock	(4,147)	—
Net proceeds from issuance of common stock	15,697	12,885
Net cash provided by (used in) financing activities	115,676	(12,260)

Effect of foreign exchange rate changes on cash	(2,227)	1,533

Net increase in cash and cash equivalents	41,487	50,171
Cash and cash equivalents at beginning of period	104,848	90,494
Cash and cash equivalents at end of period	$146,335	$140,665

Supplemental information:
Cash paid during the period for:
Interest	$3,801	$4,143
Income taxes, net of refunds received	$34,913	$45,670